UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2019

GCI LIBERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38385	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock, par value $0.01 per share	GLIBA	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock, par value $0.01 per share	GLIBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2019, the compensation committee (the “Compensation Committee”) of the board of directors of GCI Liberty, Inc. (the “Company”) approved the terms of new compensation arrangements for Ronald A. Duncan and Peter J. Pounds, who were named executive officers in the Company’s proxy statement for the 2019 annual meeting of stockholders (the “2019 proxy statement”). Mr. Duncan’s and Mr. Pounds’ new compensation arrangements are effective from January 1, 2018 through December 31, 2022 and are summarized below.

Base Salary. The new arrangements provide for an annual base salary of $990,000 for Mr. Duncan and $400,000 for Mr. Pounds.

Annual Cash and Equity Incentive Compensation. Mr. Duncan will be eligible to receive annual target cash incentive compensation of $1,252,741 (“Duncan Annual Target Cash IC” or “Duncan Cash IC”) for 2019 through 2022 and annual grants of restricted stock units (“RSUs”) with a target grant of $626,371 (“Duncan Annual Target Equity IC” or “Duncan Equity IC”) for 2019 through 2022. Mr. Pounds will be eligible to receive annual target cash incentive compensation (“Pounds Annual Target Cash IC” or “Pounds Cash IC”) of $334,375 for 2019 through 2021 and $507,719 for 2022 and annual target equity grants of RSUs (“Pounds Annual Target Equity IC” or “Pounds Equity IC”) of $167,188 for 2019 through 2021 and $253,859 for 2022.

Each of the Duncan Cash IC, Duncan Equity IC, Pounds Cash IC and Pounds Equity IC will be subject to the achievement of annual performance metrics and an EBITDA growth target to be established by the Compensation Committee annually, with 20% of the Duncan Cash IC and Duncan Equity IC and 25% of the Pounds Cash IC and the Pounds Equity IC tied to the achievement of the EBITDA growth target.

Perquisites and Other Benefits. Mr. Duncan and Mr. Pounds will each be eligible to participate in all health, welfare and retirement plans that are generally available to other similarly situated executives of the Company’s subsidiary, GCI Holdings, LLC. The current terms of Mr. Duncan’s personal aircraft use, as described in the “Certain Relationships and Related Transactions—Duncan Leases—Duncan Aircraft Usage Arrangement” section of the 2019 proxy statement, will remain in effect. In addition, Mr. Duncan may also access the Company’s remote fishing retreat (the “retreat”) for occasional personal use and will be given limited contract rights to purchase the retreat at fair market value. Mr. Duncan also will receive certain post-employment benefits for 10 years, such as paid health insurance premiums, continued access to the retreat and continued ability to purchase the retreat on the same terms as described above. Mr. Duncan also will be provided office space and IT support for 10 years post-employment.

Termination without “Cause” or for “Good Reason”. If, prior to January 1, 2023 (regardless of whether a change of control has occurred), Mr. Duncan’s employment is terminated by him for “good reason” or by the Company without “cause”, then Mr. Duncan will receive (i) cash severance equal to the sum of (A) the Duncan Annual Target Cash IC and the Duncan Annual Target Equity IC for the year in which his termination occurs (prorated based on his employment during the year) and (B) the greater of (1) the sum of his base salary, the Duncan Annual Target Cash IC and the Duncan Annual Target Equity IC for the period beginning on the termination date and ending on December 31, 2020 or (2) the sum of his base salary, the Duncan Annual Target Cash IC and the Duncan Annual Target Equity IC for the year of termination; (ii) full vesting of his March 2018 grant of restricted stock; and (iii) prorated vesting of his December 2018 multiyear RSU grant based on a period beginning on January 1, 2018 and ending on the date that is 12 months following the date of his termination, provided, however, that at least 60% of the aggregate number of RSUs subject to his December 2018 multiyear RSU grant will vest or must have previously vested on or prior to such termination. As a condition to his receipt of any cash severance payments as a result of his termination, Mr. Duncan must execute a release in favor of the Company in accordance with the terms of his compensation arrangement.

If, prior to January 1, 2023 (regardless of whether a change of control has occurred), Mr. Pounds’ employment is terminated by him for “good reason” or by the Company without “cause”, then Mr. Pounds will receive (i) cash severance equal to the sum of (A) the Pounds Annual Target Cash IC and the Pounds Annual Target Equity IC for the year in which his termination occurs (prorated based on his employment during the year) and (B) the greater of (1) the sum of his base salary, the Pounds Annual Target Cash IC and the Pounds Annual Target Equity IC for the period beginning on the termination date and ending on December 31, 2020 or (2) the sum of his base salary, the Pounds Annual Target Cash IC and the Pounds Annual Target Equity IC for the year of termination; (ii) full vesting of his December 2016 and March 2018 grants of restricted stock; and (iii) prorated vesting of his December 2018 multiyear RSU grant based on a period beginning on January 1, 2018 and ending on the date that is 12 months following the date of his termination, provided, however, that at least 60% of the aggregate number of RSUs subject to his December 2018 multiyear RSU grant will vest or must have previously vested on or prior to such termination. As a condition to his receipt of any cash severance payments as a result of his termination, Mr. Pounds must execute a release in favor of the Company in accordance with the terms of his compensation arrangement.

Death or Disability. In the event of Mr. Duncan’s death or disability, all of his unvested Duncan Annual Target Equity IC and any unvested portion of his December 2018 multiyear RSU grant will vest at termination. Similarly, in the event of Mr. Pounds’ death or disability, all of his unvested Pounds Annual Target Equity IC and any unvested portion of his December 2018 multiyear RSU grant will vest at termination. Mr. Duncan and Mr. Pounds will not be entitled to any cash severance in the event of his death or disability.

Termination for “Cause” or without “Good Reason”. If Mr. Duncan terminates his employment without “good reason” or if his employment is terminated by the Company for “cause,” he will not receive any severance and he will forfeit any unvested Duncan Annual Target Equity IC and any unvested portion of his December 2018 multiyear RSU grant. Similarly, if Mr. Pounds terminates his employment without “good reason” or if his employment is terminated by the Company for “cause,” he will not receive any severance and he will forfeit any unvested Pounds Annual Target Equity IC and any unvested portion of his December 2018 multiyear RSU grant.

Restrictive Covenants. Mr. Duncan and Mr. Pounds are each subject to confidentiality, non-competition and non-solicitation restrictive covenants pursuant to their new compensation arrangements.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Company’s annual meeting of stockholders held on June 24, 2019, the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect John C. Malone and Richard R. Green to continue serving as Class I members of the Company’s board of directors until the 2022 annual meeting of stockholders or their earlier resignation or removal; and (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019 (the “auditors ratification proposal”).The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below.

1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John C. Malone	103,253,777	25,638,246	11,614,652
Richard R. Green	125,202,054	3,689,969	11,614,652
Accordingly, the foregoing nominees were re-elected to the Company’s board of directors.

2. The Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
140,432,122	50,606	23,947	0

Accordingly, the auditors ratification proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2019

GCI LIBERTY, INC.

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President